UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2010 (March 8, 2010)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation or		Identification No.)
organization)

One Merck Drive, P.O. Box 100,	08889
Whitehouse Station, NJ	(Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (908) 423-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 8, 2010, Merck & Co., Inc., a New Jersey corporation, formerly known as Schering-Plough Corporation (“Merck”), Merck Sharp & Dohme Corp., a New Jersey corporation, formerly known as Merck & Co., Inc. and now a wholly owned subsidiary of Merck (“Merck Sharp & Dohme”), and sanofi-aventis, a société anonyme organized under the laws of France (“sanofi-aventis”), entered into Amendment No. 4 (the “Amendment”) to the Call Option Agreement (the “Call Option Agreement”), dated July 29, 2009, by and among Merck, Merck Sharp & Dohme and sanofi-aventis which was previously filed by Merck Sharp & Dohme as Exhibit 10.1 to Merck Sharp & Dohme’s Form 8-K filed with the SEC on July 31, 2009. The Call Option Agreement pertains to the option granted by Merck to sanofi-aventis to acquire, upon the terms and subject to the conditions set forth in the Call Option Agreement, by way of contribution to Merial Limited, an English private company and a Delaware limited liability company (“Merial Limited”), all of Merck’s animal health business as conducted by Intervet Holdings B.V., Intervet Inc. and certain other subsidiaries of Merck (the “Intervet Animal Health Business”), in exchange for a fifty percent equity interest in the combined entity. The foregoing description of the Call Option Agreement is qualified in its entirety by reference to the Call Option Agreement, a copy of which is filed as Exhibit 10.1 to Merck Sharp & Dohme’s Form 8-K filed with the SEC on July 31, 2009.
Pursuant to the Amendment, the parties have agreed to execute a form of agreement regarding the contribution of the Intervet Animal Health Business to Merial Limited (the “Contribution Agreement”): (i) immediately upon receipt from the competent works council in cases related to Intervet International B.V. (the “Works Council”) of positive advice to enter into the Contribution Agreement or the waiver by the Works Council of the right to any remaining portion of the standstill period ending on March 27, 2010 and the right to initiate legal proceedings; (ii) after a decision on any legal proceeding initiated by the Works Council that does not prevent the execution of the Contribution Agreement; or (iii) in the event the Works Council does not issue positive advice or initiate legal proceedings, immediately upon expiration of the standstill period on March 27, 2010.
In addition, Merck, and if applicable, sanofi-aventis agreed to use commercially reasonable efforts to reduce or eliminate any adverse effects resulting from any legal proceedings initiated by the Works Council.
Merck has agreed pursuant to the Amendment to consult with sanofi-aventis prior to accepting any condition or arrangement proposed by the Works Council and, under certain circumstances, has agreed not to accept certain types of conditions without sanofi-aventis’ prior consent.
Finally, the Amendment provides additional rights for the parties to terminate the Call Option Agreement prior to execution of the Contribution Agreement upon the occurrence of certain conditions set forth in the Amendment.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.
Item 8.01. Other Events
On March 9, 2010, Merck issued a joint press release with sanofi-aventis announcing that sanofi-aventis has exercised its option under the Call Option Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Amendment No. 4 to the Call Option Agreement, by and among Merck & Co., Inc., Merck Sharp & Dohme Corp. and sanofi-aventis, dated March 8, 2010.

99.1	Press Release dated March 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 11, 2010

Merck & Co., Inc.
By:	/s/ Debra A. Bollwage
	Name:	Debra A. Bollwage
	Title:	Senior Assistant Secretary

Exhibit Index

Number	Description

10.1	Amendment No. 4 to the Call Option Agreement, by and among Merck & Co., Inc., Merck Sharp & Dohme Corp. and sanofi-aventis, dated March 8, 2010.

99.1	Press Release dated March 9, 2010.